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                                                                     Exhibit j.3

                              CUSTODIAN AGREEMENT

      This Custodian Agreement is made by and between MVC CAPITAL, INC., a Delaware corporation ("Principal") and LASALLE BANK NATIONAL ASSOCIATION ("Custodian"). Principal desires that Custodian hold and administer on behalf of Principal certain Securities (as herein defined). Custodian is willing to do so on the terms and conditions set forth in this Agreement. Accordingly, Principal and Custodian agree as follows:

      1. Definitions. Certain terms used in this Agreement are defined as follows:

            (a) "Account" means, collectively, each custodial account maintained by Custodian pursuant to Paragraph 3 of this Agreement.

            (b) "Appointed Person" means the individual(s) designated by Principal to initiate funds transfer instructions to Custodian in accordance with Paragraph 14 of this Agreement.

            (c) "Investment Manager" means an investment advisor or manager identified by Principal in a written notice to Custodian as having the authority to direct Custodian regarding the management, acquisition, or disposition of Securities.

            (d) "Securities" means domestic or foreign securities or both within the meaning of Section 2(a)(36) of the Investment Company Act of 1940, as amended (the "1940 Act") and regulations issued by the U.S. Securities and Exchange Commission ("SEC") under Section 17(f) of the 1940 Act, 17 C.F.R. 270.17f-5(c)(1), as amended, which are held by Custodian in the Account, and shall include cash of any currency or other property of Principal and all income and proceeds of sale of such securities or other property of Principal.

      2. Representations.

            (a) Principal represents that with respect to any Account established by Principal to hold Securities, Principal is authorized to enter into this Agreement and to retain Custodian on the terms and conditions and for the purposes described herein.

            (b) Custodian represents that (i) it is organized under the laws of the United States and has its principal place of business in the United States,
(ii) it is a bank within the meaning of Section 202(a)(2) of the Investment Advisers Act of 1940, as amended, and Section 2(a)(5) of the 1940 Act, and (iii) it has equity capital in excess of $1 million.

      3. Establishment of Accounts. Principal hereby establishes with Custodian, and may in the future establish, one or more Accounts in Principal's name. The Account shall consist of Securities delivered to and receipted for by Custodian or by any Sub-Custodian. Custodian, in its sole discretion, may reasonably refuse to accept any property not deemed to be a publicly traded security, now or hereafter, delivered to it for inclusion in the Account. Principal shall be notified promptly of such refusal and any such property shall be immediately returned to Principal.

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      4. Custody. Subject to the terms of this Agreement, Custodian shall be responsible for the safekeeping and custody of the Securities. Custodian may (i) retain possession of all or any portion of the Securities in at any office of Custodian, or (ii) retain, in accordance with Paragraph 5 of this Agreement, one or more Sub-Custodians to hold all or any portion of the Securities. Custodian and any Sub-Custodian may, in accordance with Paragraph 5 of this Agreement, deposit definitive or book-entry Securities with one or more Depositories.

            (a) If Custodian retains possession of Securities, Custodian shall ensure the Securities are at all times properly identified as being held for the appropriate Account. Custodian shall segregate physically the Securities from other securities or property held by Custodian. Custodian shall not be required to segregate physically the Securities from other securities or property held by Custodian for third parties as Custodian, but Custodian shall maintain adequate records showing the true ownership of the Securities.

            (b) If Custodian deposits Securities with a Sub-Custodian, Custodian shall maintain adequate records showing the identity and location of the Sub-Custodian, the Securities held by the Sub-Custodian, and each Account to which such Securities belong.

            (c) If Custodian or any Sub-Custodian deposits Securities with a Depository, Custodian shall maintain, or shall cause the Sub-Custodian to maintain, adequate records showing the identity and location of the Depository, the Securities held by the Depository, and each Account to which such Securities belong.

            (d) If Principal directs Custodian to deliver certificates or other physical evidence of ownership of Securities to any broker or other party, other than a Sub-Custodian or Depository employed by Custodian for purposes of maintaining the Account, Custodian's sole responsibility shall be to exercise care and diligence in effecting the delivery as instructed by Principal. Upon completion of the delivery, Custodian shall be discharged completely of any further liability or responsibility with respect to the safekeeping and custody of Securities so delivered.

            (e) Custodian shall ensure that (i) the Securities will not be subject to any right, charge, security interest, lien, or claim of any kind in favor of Custodian or any Sub-Custodian or Depository and (ii) the beneficial ownership of the Securities will be freely transferable.

            (f) Principal or its designee, upon reasonable notice during regular business hours, shall have reasonable access to inspect books and records maintained by Custodian or any Sub-Custodian or Depository holding Securities hereunder to verify the accuracy of such books and records. Custodian shall notify Principal promptly of any applicable law or regulation in any country where Securities are held that would restrict such access or inspection.

      5. Sub-Custodians and Depositories. With Principal's advance written approval, Custodian may from time to time retain one or more Sub-Custodians and Depositories to hold Securities hereunder.

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            (a) Custodian shall exercise reasonable care in the selection of
Sub-Custodians and Depositories. In making its selection, Custodian shall consider the Sub-Custodian's or Depository's financial strength, general reputation and standing, its ability to provide efficiently the custodial services required and the relative cost of such services. In the case of a Depository, the Custodian shall consider the number of its participants and its operating history.

            (b) Custodian shall give written notice to Principal of its intention to deposit Securities with a Sub-Custodian or (directly or through a Sub-Custodian) with a Depository. The notice shall identify the proposed Sub-Custodian or Depository and shall include reasonably available information relied on by Custodian in making the selection. Upon request Custodian will make available to Principal policy documents relating to Sub-Custodian selection within 30 days.

            (c) Within 30 days of its receipt of a notice from Custodian pursuant to Paragraph 5(b) of this Agreement regarding Custodian's proposed selection of one or more Sub-Custodians or Depositories, Principal shall give written notice to Custodian of Principal's approval or disapproval of the proposed selection. If Principal has not responded within 30 days of receipt of Custodian's request for approval of a Sub-Custody, Principal will be deemed to have approved such Sub-Custody.

            (d) Custodian shall evaluate and determine at least annually the continued eligibility of each Sub-Custodian and Depository approved by Principal to act as such hereunder. In discharging this responsibility, Custodian shall
(i) monitor continuously the day to day services and reports provided by each Sub-Custodian or Depository, (ii) at least annually obtain and review the annual financial report published by such Sub-Custodian or Depository and any reports on such Sub-Custodian or Depository prepared by a reputable independent analyst,
(iii) at least triennially, physically inspect the operations of such Sub-Custodian or Depository and (iv) Custodian shall provide Principal with a report of its annual review of each Sub-Custodian and Depository.

            (e) Any arrangement between Custodian and a Sub-Custodian or Depository will comply with Rule 17f-4 of the 1940 Act.

      6. Registration. Subject to any specific instructions from Principal, Custodian shall hold or cause to be held all Securities in the name of Custodian, or any Sub-Custodian or Depository approved by Principal pursuant to Paragraph 5 of this Agreement, or in the name of a nominee of any of them, as Custodian shall determine to be appropriate under the circumstances.

      7. Transactions. Principal or any Investment Manager from time to time may instruct Custodian (which in turn shall be responsible for giving appropriate instructions to any Sub-Custodian or Depository) regarding the purchase or sale of Securities in accordance with this Paragraph 7:

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            (a) Custodian shall effect and account for each Securities on the date such transaction actually settles; provided, however, that Principal may in its sole discretion direct Custodian, in such manner as shall be acceptable to Custodian, to account for Securities purchases and sales on contractual settlement date, regardless of whether settlement of such transactions actually occurs on contractual settlement date. Principal may, from time to time, direct Custodian to change the accounting method employed by Custodian in a written notice delivered to Custodian at least thirty (30) days prior to the date a change in accounting method shall become effective.

            (b) Custodian shall effect purchases by charging the Account with the amount necessary to make the purchase and effecting payment to the seller or broker for the securities or other property purchased. Custodian shall have no liability of any kind to any person, including Principal, except in the case of negligent or intentional tortuous acts, or willful misconduct, if the Custodian effects payment on behalf of Principal, and the seller or broker fails to deliver the securities or other property purchased. Custodian shall exercise such ordinary care and diligence as would be employed by a reasonably prudent custodian and due diligence in examining and verifying the certificates or other indicia of ownership of the property purchased before accepting them.

            (c) Custodian shall effect sales by delivering certificates or other indicia of ownership of the Property, and, as instructed, shall receive cash for such sales. Custodian shall have no liability of any kind to any person, including Principal, if Custodian exercises due diligence and delivers such certificates or indicia of ownership and the purchaser or broker fails to effect payment. If a purchase or sale is effected through a Depository, Custodian shall exercise such ordinary care and diligence as would be employed by a reasonably prudent custodian and due diligence in verifying proper consummation of the transaction by the Depository.

            (d) Principal or, where applicable, the Investment Manager, is responsible for ensuring that Custodian receives timely instructions and/or funds to enable Custodian to effect settlement of any purchase or sale of Securities or Currency Transactions. If Custodian does not receive such timely instructions or funds, Custodian shall have no liability of any kind to any person, including Principal, for failing to effect settlement. However, Custodian shall use reasonable efforts to effect settlement as soon as possible after receipt of appropriate instructions. Principal shall be liable for interest compensation and/or principal amounts to Custodian and/or its counterparty for failure to deliver instructions or funds in a timely manner to effect settlements of security or foreign exchange funds movement. Not withstanding the foregoing, Custodian and Principal agree that the Principal may, in its discretion, establish a separate collateral account with the Custodian in order to effectuate the settlement of purchases or sales of Securities or Currency Transactions hereunder prior to the Custodian's receipt of funds for such settlement. Any such collateral account shall be governed by the provisions of a separate written agreement between the parties and nothing contained herein shall be considered to require Principal to establish such a collateral account.

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            (e) Custodian shall have no responsibility to manage or recommend investments of the Account or to initiate any purchase, sale, or other investment transaction in the absence of instructions from Principal or, where applicable, an Investment Manager.

      8. Capital Changes; Income.

            (a) Custodian may, without further instructions from Principal or any Investment Manager, exchange temporary certificates and may surrender and exchange Securities for other securities in connection with any reorganization, recapitalization, or similar transaction in which the owner of the Securities is not given an option. Custodian has no responsibility to effect any such exchange unless it has received actual notice of the event permitting or requiring such exchange at its office designated in Paragraph 15 of this Agreement or at the office of its designated agents.

            (b) Custodian, or its designated agents, are authorized, as Principal's agent, to surrender against payment maturing obligations and obligations called for redemption, and to collect and receive payments of interest and principal, dividends, warrants, and other things of value in connection with Securities. Except as otherwise provided in Paragraph 16(d) of this Agreement, Custodian or its designated agents shall not be obligated to enforce collection of any item by legal process or other means.

            (c) Custodian or its designated agents are authorized to sign for Principal all declarations, affidavits, certificates, or other documents that may be required to collect or receive payments or distributions with respect to Securities. Custodian or its designated agents are authorized to disclose, without further consent of Principal, Principal's identity to issuers of Securities, or the agents of such issuers, who may request such disclosure.

      9. Notices re Account Securities. Custodian shall notify Principal or, where applicable, the Investment Manager, of any reorganization, recapitalization, or similar transaction not covered by Paragraph 8, and any subscription rights, proxies, and other shareholder information pertaining to the Securities actual notice of which is received by Custodian at its office designated in Paragraph 15 of this Agreement or at the offices of its designated agents. Custodian's sole responsibility in this regard shall be to give such notices to Principal or the Investment Manager, as the case may be, within a reasonable time after Custodian receives them, and Custodian shall not otherwise be responsible for the timeliness of such notices. Custodian has no responsibility to respond or otherwise act with respect to any such notice unless and until Custodian has received appropriate instructions from Principal or the Investment Manager.

      10. Taxes. Custodian shall pay or cause to be paid from the Account all taxes and levies in the nature of taxes imposed on the Account or the Securities thereof by any country. Custodian will use its best efforts to give the Investment Manager advance written notice of the imposition of such taxes. However, Custodian shall use reasonable efforts to obtain refunds of taxes withheld on Securities or the income thereof that are available under applicable tax laws, treaties, and regulations.

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      11. Cash. Principal may from time to time, direct Custodian to hold
Account cash in 90-day U.S. Government Treasury bills, or such other instruments as may be instructed by Principal in writing, or in any investment company for which Custodian or its affiliates or subsidiaries acts as investment advisor, custodies the assets, or provides other services (subject to the Principal's compliance with Section 12(d) of the 1940 Act). Principal shall designate the particular fund that Principal deems appropriate for the Account. Principal or an Investment Manager, where applicable, acknowledges that Custodian will receive fees for such services which will be in addition to those fees charged by Custodian as agent for the Account.

      12. Reports. Custodian shall give written reports to Principal showing (i) each transaction involving Securities effected by or reported to Custodian, (ii) the identity of Securities held by Custodian as of the date of the report, and
(iii) such other information as shall be agreed upon by Principal and Custodian. Unless otherwise agreed upon by Principal and Custodian, Custodian shall provide the reports described in this Paragraph 12 on a monthly basis.

      13. Instructions from Principal.

            (a) Principal shall certify or cause to be certified to Custodian in writing the names and specimen signatures of all persons authorized to give instructions notices, or other communications on behalf of Principal or any Investment Manager. Such certification shall remain effective until Custodian receives notice to the contrary.

            (b) Custodian shall be authorized to accept and rely upon all instructions, notices or other communications called for by this Agreement by Principal or Investment Manager, as the case may be, in writing or by telecopy, telex, telegram, SWIFT, or other form or electronic communication or instruction system acceptable to Custodian including Custodian's electronic instruction system ("authorized communication facility"). Custodian may also rely on any instructions bearing or purporting to bear the original or facsimile signature of any of the individuals authorized to give instructions, notices or other communications on behalf of Principal regardless of, or by whom, or by what means the actual or purported signature or signatures thereon may have been affixed thereof if facsimile signature or signatures resemble the specimens from time to time furnished to Custodian pursuant to Paragraph 13(a) hereof. In addition, Custodian may rely on instructions received by authorized communication facility, which Custodian believes in good faith to have been given by Principal or Investment Manager, or which are transmitted with proper testing or authentication. Principal or Investment Manager may give and Custodian may accept oral instructions on an exception basis; provided, however, that Principal or Investment Manager shall promptly confirm any oral communications by authorized communication facility. Principal will hold Custodian harmless for the failure of Principal or Investment Manager to send confirmation in writing, the failure of such confirmation to conform to the telephone instructions received or Custodian's failure to produce such confirmation at any subsequent time. Custodian may electronically record, but shall not be obligated to so record, any instructions given by telephone and any other telephone discussions with respect to the Account. Unless otherwise expressly provided, all instructions shall continue in full force and effect until canceled or superseded.

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Custodian shall incur no liability to Principal or otherwise as a result of any act or omission by Custodian in accordance with instructions on which Custodian is authorized to rely pursuant to the provisions of this Paragraph. Principal agrees that test arrangements, authentication methods or other security devices to be used with respect to instructions which Principal or Investment Manager may give by authorized communication facility shall be processed in accordance with terms and conditions for the use of such arrangements, methods or devices as Custodian may put into effect and modify from time to time. Principal and Investment Manager shall safeguard any test keys, identification codes or other security devices which Custodian makes available to Principal and agrees that Principal shall be responsible for any loss, liability or damage incurred by Custodian or by Principal as a result of Custodian's acting in accordance with instructions from any unauthorized person using the proper security device, provided that such person did not obtain such security device solely as a result of Custodian's gross negligence or willful misconduct. If Principal or Investment Manager uses Custodian's electronic communications or information system, Custodian agrees that Principal is not responsible for the consequences of the failure of that system to perform for any reason or for the failure to perform for any reason of any communications carrier, utility, communications network or the failure to perform for any reason of communications or computer equipment, once the trade(s) has been property entered and released to the system. If that system is inoperable, Principal or Custodian agrees to notify the other immediately, and Custodian agrees that it will accept the communication of transaction instructions by telephone, facsimile transmission on equipment compatible to Custodian's facsimile receiving equipment or by letter, at no additional charge to Principal.

            (c) All such communications shall be deemed effective upon receipt by Custodian at its address specified in Paragraph 15 of this Agreement, as amended from time to time. Custodian without liability may rely upon and act in accordance with any instruction that Custodian using ordinary care believes has been given by Principal or an Investment Manager.

            (d) Custodian may at any time request instructions from Principal and may await such instructions without incurring liability. Custodian has no obligation to act in the absence of such requested instructions, but may, however, without liability take such action as it deems appropriate to carry out the purposes of this Agreement.

      14. Funds Transfer Instructions.

            (a) Principal authorizes Custodian to act upon instructions for the transfer of funds from the Account to any other account(s) of Principal or to any third party when such instructions are received from Principal or Principal's Appointed Persons and which have been authenticated by Custodian in accordance with the securities procedures agreed to by Principal as set forth in Subparagraph (b) hereof.

            (b) Principal agrees to the security procedure(s) offered by Custodian to authenticate, amend, and request cancellation of funds transfer instructions as set forth below. If a funds transfer instruction received by Custodian purports to have been transmitted or

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authorized by Principal, it will be deemed effective as Principal's instruction if Custodian followed the security procedure(s) set forth below:

                  (i) Authenticated Electronic Instruction. Funds transfer instructions received by Custodian via secured electronic systems, e.g., Telex, Swift, etc. carry the same force as if Principal or the Appointed Person gave such instruction directly.

                  (ii) Standing Instruction for Funds Transfers. If Principal instructs Custodian in writing to initiate funds transfers to any account(s) of Principal or to any designated third party beneficiary under standing instructions, Custodian will perform no call-back for such Custodian initiated funds transfers.

                  (iii) Repetitive Funds Transfers. Repetitive funds transfers may be initiated via facsimile by Principal or Appointed Person after Custodian has performed an initial call back to a different Appointed Person to verify the repetitive transfer information. Upon receiving each funds transfer request, Custodian will verify that the individual whose signature appears on the funds transfer request is an Appointed Person, and that the repetitive payment destination matches the beneficiary data on the initial authorization.

                  (iv) Non-Repetitive Funds Transfers. Non-repetitive funds transfers may be initiated via facsimile by Principal or Appointed Person after Custodian has performed a call back to a different Appointed Person and has verified that the individual whose signature appears on the funds transfer request is an Appointed Person. If Principal selects this security procedure for non-repetitive funds transfers, Principal acknowledges that Principal may assume a greater risk of unauthorized transfers than with the other procedure offered by Custodian.

            (c) Custodian will use its best efforts to execute each properly authorized funds transfer instructions on the day of receipt if Custodian receives the instruction and is able to authenticate it before Custodian's cut-off time, and the day of receipt is a funds transfer business day for Custodian and the transmission facility selected. Custodian may change its cutoff time without prior notice to Principal.

            (d) Custodian at its sole discretion may reject any funds transfer instructions which (i) exceeds the collected and available funds on deposit in the Account; (ii) is not authenticated to Custodian's satisfaction or which Custodian believes may not be authorized by Principal; (iii) contains incorrect, inconsistent, ambiguous, or missing information; (iv) involves funds which are subject to a lien, security interest, claim, hold, dispute, or legal process prohibiting withdrawal. Custodian shall incur no liability to Principal for any loss occasioned by Custodian's refusal, with or without notice to Principal, to honor any funds transfer instructions.

            (e) If there are insufficient available funds in the Account to cover Principal's obligations under this Agreement, Custodian may at its sole discretion choose to complete funds transfers initiated by Principal, and Principal agrees to immediately repay Custodian the amount

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of any overdraft created thereby plus any overdraft charges imposed in connection therewith, without notice or demand to Principal.

            (f) If Principal's transfer instructions identifies the beneficiary, the beneficiary's bank, or an intermediary bank by name and an account or other identifying number, Custodian and subsequent parties to the funds transfer may act solely on the basis of such number, even if the name and number do not agree.

            (g) Principal shall have no right to cancel or amend a funds transfer instruction after its receipt by Custodian. However, Custodian shall use reasonable efforts to act on a request by Principal to cancel or amend an instruction prior to executing it, but shall have no liability if cancellation or amendment is not effected.

            (h) Except as otherwise required by the Illinois Uniform Commercial Code, Custodian shall not be responsible for any loss or liability arising in connection with this Paragraph 14 from (i) any inaccuracy, act or failure to act on the part of any person not within Custodian's reasonable control, including, without limitation, the failure of other financial institutions to provide accurate or timely information to Custodian or Principal; (ii) the failure of other financial institutions to accept payment orders; (iii) Principal's negligence or breach of this Agreement; (iv) any ambiguity or inaccuracy in any instruction or in the information set forth in this Agreement given to Custodian by Principal; (v) any error, failure or delay in execution of any funds transfer instruction, or cancellation or amendment, including without limitation, any inoperability of computer or communication facilities, or other circumstances beyond Custodian's reasonable control. Provided that Custodian has complied with this Paragraph 14, Principal agrees to indemnify and hold Custodian and its directors, officers, employees, agents and attorneys harmless against any claim of any third party arising from or in connection with this Agreement or Custodian's performance of funds transfer services for Principal. Principal agrees to take any and all reasonable actions to mitigate any potential or actual Custodian loss or liability under this Paragraph 14.

      15. Addresses. Until further notice from either party, all communications called for under this Agreement shall be addressed as follows:

If to Principal:

Name:                 MVC Capital, Inc.
Street Address:       287 Bowman Avenue
City, State, Zip:     Purchase, NY 10577
Attn:                 Frances Spark, CFO

Telephone:            914-701-0310
Telecopier:           914-701-0315

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If to Custodian:

Jim Turco
Vice President
LaSalle Bank
135 South LaSalle Street, Suite 2905
Chicago, IL 60603
Telephone: 312-904-7439
Telecopier: 312-904-2238

Garett Gilles
Assistant Vice President
LaSalle Bank
135 South LaSalle Street, Suite 1110
Chicago, IL 60603
Telephone: 312-904-7102
Telecopier: 312-904-6242

      16. Custodian's Responsibilities and Liabilities.

            (a) Custodian's duties and responsibilities shall be limited to those expressly set forth in this Agreement, or as otherwise agreed by Custodian in writing. In carrying out its responsibilities, Custodian shall exercise no less than the same degree of care and diligence it usually exercises with respect to similar property of its own. Custodian shall not be liable for damages, losses or liabilities arising out of compliance with Principal's instructions pursuant to this agreement, except where Custodian has acted with gross negligence or willful misconduct.

            (b) Custodian (i) shall not be required to maintain any special insurance for the benefit of Principal, and (ii) shall not be liable or responsible for any loss, damage, expense, failure to perform or delay caused by accidents, strikes, fire, flood, war, riot, electrical or mechanical or communication line or facility failures, acts of third parties (including without limitation any messenger, telephone or delivery service), acts of God, war, government action, civil commotion, fire, earthquake or other casualty or disaster or any other cause or causes which are beyond Custodian's reasonable control. However, Custodian shall use reasonable efforts to replace Securities lost or damaged due to such causes with securities of the same class and issue with all rights and privileges pertaining thereto. Custodian shall be liable to Principal for any loss which shall occur as the result of the failure of a Sub-Custodian to exercise reasonable care) with respect to the safekeeping of assets to the same extent that Custodian would be liable to Principal if Custodian were holding such securities and cash in its own premises. In all cases, Custodian's liability for any act or failure to act under this Agreement shall be limited to the resulting direct loss, if any, of Principal. Under no circumstances shall Custodian be liable for any consequential, indirect, punitive, or special damage which Principal may incur or suffer in connection with this Agreement.

            (c) The parties intend that Custodian shall not be considered a fiduciary of the Account. Accordingly, Custodian shall have no power to make decisions regarding any policy, interpretation, practice, or procedure with respect to the Account, but shall perform the ministerial and administrative functions described in this Agreement as provided herein and within the framework of policies, interpretations, rules, practices, and procedures made by Principal or an Investment Manager, where applicable, as the same shall be reflected in instructions to Custodian from Principal or any Investment Manager.

            (d) Custodian shall not be required to appear in or defend any legal proceedings with respect to the Account or the Securities unless Custodian has been indemnified to its reasonable satisfaction against loss and expense (including reasonable attorneys' fees).

            (e) With respect to legal proceedings referred to in Paragraph 16(d) of this agreement, Custodian may consult with counsel acceptable to it after written notification to Principal concerning its duties and responsibilities under this Agreement, and shall not be liable for any action taken or not taken in good faith on the advice of such counsel.

      17. Indemnities.

            (a) Principal hereby agrees to indemnify Custodian against all liability, claims, demands, damages, losses, and costs, including reasonable out-of-pocket attorneys' fees and expenses of legal proceedings, resulting from Custodian's compliance with instructions from Principal or any Investment Manager and the terms of this Agreement, except where Custodian has acted with negligence, bad faith or willful misconduct.

            (b) Custodian hereby agrees to indemnify Principal against all liability, claims, demands, damages, losses, and costs, including reasonable out-of-pocket attorneys' fees and expenses of legal proceedings, resulting from Custodian's failure to comply with instructions from Principal or any Investment Manager duly given hereunder or with any other terms of this Agreement, except where Principal or such Investment Manager has acted with negligence, bad faith or willful misconduct.

            (c) Custodian's and Principal's right to indemnity under this Paragraph 17 survive the termination of this Agreement.

      18. Compensation Expenses. Principal shall reimburse Custodian for all reasonable out-of-pocket expenses and processing costs incurred by Custodian in the administration of the Account including, without limitation, reasonable counsel fees incurred by Custodian pursuant to Paragraph 16(e) of this Agreement. Principal also shall pay Custodian reasonable compensation for its services hereunder as specified in Appendix A.

      19. Amendment; Termination. This Agreement may be amended at any time by a written instrument signed by the parties. Either party may terminate this Agreement and the Account upon 90 days written notice to the other unless the parties agree on a different time period. Upon such termination, Custodian shall deliver or cause to be delivered the

Securities to a successor custodian designated by Principal or, if a successor custodian has not accepted an appointment by the effective date of termination of the Account, to Principal. Upon completion of such delivery Custodian shall be discharged of any further liability or responsibility with respect to the Securities so delivered.

      20. Successors. This Agreement shall be binding upon and ensure to the benefit of the parties hereto and their successors in interest. Without consent of the parties, this agreement cannot be assigned to any third party.

      21. Governing Law. The validity, construction, and administration of this Agreement shall be governed by the applicable laws of the United States from time to time in force and effect and, to the extent not preempted by such laws of the United States, by the laws of the State of Illinois from time to time in force and effect. Any action or proceeding to enforce, interpret or adjudicate the rights and responsibilities of the parties hereunder may be commenced in the State or Federal courts located in Cook County, Illinois or in New York County, State of New York, on a non-exclusive basis.

      22. Effective Date. This Agreement shall be effective as of the date appearing below, and shall supersede any prior or existing agreements between the parties pertaining to the subject matter hereof.

MVC CAPITAL, INC.

Date: ___________________________

By: _____________________________

Title: __________________________
           (Principal)

LASALLE BANK NATIONAL ASSOCIATION

By:______________________________

Title:___________________________

By:______________________________

Title:___________________________
          (Custodian)